Exhibit 99.2

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October  2006
3rd Quarter 2006
Earnings Webcast

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#2 / October  2006
Safe Harbor Regarding
Forward Looking Statements
        This presentation contains forward-looking information concerning future events and information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Actual results, including but not limited to, National Penn Bancshares’ business and operations, could differ materially.  Such differences may be due to,  but are not limited to, deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; potential difficulties in establishing and maintaining operations  in new markets; technological changes and developments; and other risks and uncertainties discussed in National Penn’s reports filed from time to time with the Securities and Exchange Commission, which are incorporated herein by reference.  National Penn cautions you not to place undue reliance on these statements.  National Penn undertakes no obligation to publicly release or update any of these statements.

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#3 / October  2006
Overview
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Assets        $ 5.35 Billion
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Loans         $ 3.60 Billion
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Deposits      $ 3.77 Billion
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Equity        $ 528.1 Million

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#4 / October  2006
*Adjusted for a 3% stock dividend paid September 30, 2006 and modified retrospective method adoption under FAS123 (R).
Financial Highlights
3Q2006
                9/30/2006        9/30/2005*
Net Income        $ 16.6 million         $14.5 million    +14.6%

Diluted EPS       $ 0.34                 $ 0.32          +6.3%
Cash Dividends     $ 0.160               $ 0.155            + 3.2%

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#5 / October  2006
                  9/30/2006        9/30/2005*
Net Income         $47.7 million        $42.6 million    +  12.1%
Diluted EPS        $ 0.99               $ 0.94           +   5.3%
Cash Dividends    $ 0.481             $ 0.466         +   3.2%
ROE                12.78%             13.09%
ROA             1.25%               1.25%
*Adjusted for a 3% stock dividend paid September 30, 2006 and modified retrospective method adoption under FAS123 (R).
Financial Highlights
Year-to-Date
3Q2006